UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: March 11, 2005

(Date of Earliest Event Reported)

GEMSTAR-TV GUIDE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-24218	95-4782077
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6922 Hollywood Boulevard

12th Floor

Los Angeles, California 90028

(Address of principal executive offices) (Zip Code)

(323) 817-4600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

See disclosure under Item 1.02 below.

Item 1.02.	Termination of a Material Definitive Agreement.

Gemstar-TV Guide International, Inc. (the “Company”) entered into a Separation Agreement and General Release with Ian Aaron, pursuant to which Mr. Aaron’s employment as President of the TV Guide Television Group terminates on March 11, 2005, after which date he will perform no further duties, functions or services on behalf of the Company. The following summary of this agreement is qualified in its entirety by reference to the text of the Separation Agreement and General Release, a copy of which is attached hereto as Exhibit 10.1.

Under the terms of the Separation Agreement and General Release, the Company agrees to pay to Mr. Aaron $1,671,750, less all appropriate withholdings and deductions. Mr. Aaron acknowledges that upon execution of the Separation Agreement and General Release, the payment to be made by the Company shall constitute full and complete satisfaction of any and all amounts due and owing to him as a result of his employment with the Company and/or the termination of his employment. Mr. Aaron shall retain all unexercised stock options that have been granted to him and which vested on or before his termination date, and any other options granted to Mr. Aaron by the Company, to the extent they are outstanding and not previously vested, shall vest in full on his termination date and shall continue to be exercisable for a period of three years after his termination date. The Separation Agreement and General Release contains provisions obligating Mr. Aaron to the Company with respect to confidentiality, assignment of rights in and to any inventions, the filing of lawsuits or charges against the Company, and a complete release of the Company.

The Company also entered into a Separation Agreement and General Release with Douglas Macrae, pursuant to which Mr. Macrae’s employment as President of the TV Guide Consumer Electronics division terminates on March 11, 2005, after which date he will perform no further duties, functions or services on behalf of the Company. The following summary of this agreement is qualified in its entirety by reference to the text of the Separation Agreement and General Release, a copy of which is attached hereto as Exhibit 10.2.

Under the terms of the Separation Agreement and General Release, the Company agrees to pay to Mr. Macrae $1,124,700, less all appropriate withholdings and deductions. Mr. Macrae acknowledges that upon execution of the Separation Agreement and General Release, the payment to be made by the Company shall constitute full and complete satisfaction of any and all amounts due and owing to him as a result of his employment with the Company and/or the termination of his employment. Mr. Macrae shall retain all unexercised stock options that have been granted to him and which vested on or before his termination date, and any other options granted to Mr. Macrae by the Company, to the extent they are outstanding and not previously vested, shall vest in full on his termination date and shall continue to be exercisable for a period of three years after his termination date. The Separation Agreement and General Release contains provisions obligating Mr. Macrae to the Company with respect to confidentiality, assignment of rights in and to any inventions, the filing of lawsuits or charges against the Company, and a complete release of the Company.

A copy of the press release announcing these matters that was issued by the Company on March 11, 2005 is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description

10.1	Separation Agreement and General Release between Gemstar-TV Guide International, Inc. and Ian Aaron.

10.2	Separation Agreement and General Release between Gemstar-TV Guide International, Inc. and Douglas Macrae.

99.1	Press Release dated March 11, 2005 which is being furnished pursuant to Items 1.01 and 1.02 hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEMSTAR-TV GUIDE INTERNATIONAL, INC.

By:	/s/ STEPHEN H. KAY
Stephen H. Kay
Executive Vice President, General Counsel and Secretary

Date: March 11, 2005

EXHIBIT INDEX

Exhibit Number	Description

10.1	Separation Agreement and General Release between Gemstar-TV Guide International, Inc. and Ian Aaron.

10.2	Separation Agreement and General Release between Gemstar-TV Guide International, Inc. and Douglas Macrae.

99.1	Press Release dated March 11, 2005 which is being furnished pursuant to Items 1.01 and 1.02 hereof.